UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2012

Move, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26659	95-4438337
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

910 East Hamilton Avenue
Campbell, California 95008
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (408) 558-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 9.01 Financial Statements and Exhibits.

SIGNATURE

EXHIBIT INDEX

EXHIBIT 3.1

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 31, 2012, Move, Inc. (the “Company”) filed a Certificate of Elimination with the Secretary of State of Delaware with respect to the Series B Convertible Participating Preferred Stock of the Company (the “Series B Stock”). The Series B Stock had been issued pursuant to a Certificate of Designation of Series B Convertible Participating Preferred Stock dated November 29, 2005 (the “Certificate of Designation”) and all such shares were redeemed by April 6, 2012 (as previously reported by the Company in its Current Report on Form 8-K filed on April 11, 2012), leaving no such shares outstanding after such date. The Company is permitted under Delaware General Corporation Law to file a certificate of elimination with the Secretary of State of Delaware to remove from the Company’s Restated Certificate of Incorporation all matters set forth in the Certificate of Designation relating to any class or series of stock when no shares of that class or series remain outstanding. Accordingly, the Company filed a Certificate of Elimination as stated above, which was effective when filed and a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Elimination of Series B Convertible Participating Preferred Stock of Move, Inc., effective May 31, 2012

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.

Date: June 5, 2012

	By:	/s/ James S. Caulfield
James S. Caulfield

Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Elimination of Series B Convertible Participating Preferred Stock of Move, Inc., effective May 31, 2012